                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                           MEDAIRE, INC. SUBSIDIARIES

                                    JURISDICTION OF          OTHER NAMES UNDER WHICH
NAME                                 INCORPORATION          SUBSIDIARY DOES BUSINESS
----                                ---------------         ------------------------
Global Doctor Pty Ltd        South Australia, Australia
Global Doctor Services Pty   Western Australia, Australia
Ltd
Global Doctor Limited        Samoa
Global Doctor Limited        Hong Kong
Global Doctor Limited        Thailand
Global Doctor Network        China
(Nanjing) Ltd.
PT. Global Doctor            Indonesia
MedAire Limited              United Kingdom